As filed with the Securities and Exchange Commission on March 5, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)
THE VOLUNTARY INVESTMENT PENSION PLAN FOR HOURLY EMPLOYEES OF
THE TIMKEN COMPANY
(Full title of the plan)
Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)
(330) 438-3000
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, without par value	1,250,000 shares	$11.77	$14,712,500	$579.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Voluntary Investment Pension Plan For Hourly Employee of The Timken Company (the “Plan”)

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on March 2, 2009, within five business days prior to filing.

PART II
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(a)
EX-24

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-113390, filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2004, Registration Statement No. 333-52866, filed with the Commission on December 28, 2000, and Registration Statement No. 333-66905, filed with the Commission on November 6, 1998, are incorporated herein by reference. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 1,250,000 shares of Common Stock, without par value (“Common Stock”), of The Timken Company, an Ohio corporation (the “Registrant”), under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following Exhibits are being filed as part of this Registration Statement:

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	Voluntary Investment Pension Plan for Hourly Employees of The Timken Company (the Plan”) (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-52866 and incorporated herein by reference.)

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2009.

THE TIMKEN COMPANY
By:	/s/ Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	March 5, 2009
James W. Griffith	(Principal Executive Officer)

*	Executive Vice President — Finance and Administration	March 5, 2009
Glenn A. Eisenberg	(Principal Financial Officer)

*	Senior Vice President — Finance and Controller	March 5, 2009
J. Theodore Mihaila	(Principal Accounting Officer)

*	Director	March 5, 2009
Philip R. Cox

*	Director	March 5, 2009
Jerry J. Jasinowski

*	Director	March 5, 2009
John A. Luke, Jr.

*	Director	March 5, 2009
Robert W. Mahoney

*	Director	March 5, 2009
Joseph W. Ralston

*	Director	March 5, 2009
John R. Reilly

*	Director	March 5, 2009
Frank C. Sullivan

Signature	Title	Date

* John M. Timken, Jr.	Director	March 5, 2009

* Ward J. Timken	Director	March 5, 2009

* Ward J. Timken, Jr.	Director	March 5, 2009

* Joseph F. Toot, Jr.	Director	March 5, 2009

* Jacqueline F. Woods	Director	March 5, 2009

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Commission as Exhibit 24 to this Registration Statement.

DATED: March 5, 2009	By:	/s/ Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2009.

THE VOLUNTARY INVESTMENT PENSION PLAN FOR HOURLY EMPLOYEES OF THE TIMKEN COMPANY
By:	/s/ Scott A. Scherff
Scott A. Scherff, Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	Voluntary Investment Pension Plan for Hourly Employees of The Timken Company (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-52866 and incorporated herein by reference.)

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

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